UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Brillian Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VOTING AND OTHER MATTERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 13, 2004

     The Annual Meeting of Stockholders of Brillian Corporation, a Delaware corporation, will be held at 9:00 a.m., on Thursday, May 13, 2004, at our corporate headquarters at 1600 North Desert Drive, Tempe, Arizona, for the following purposes:

     1. To elect directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

     2. To ratify the appointment of Deloitte & Touche LLP as the independent auditor of our company for the fiscal year ending December 31, 2004.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     These items of business are more fully described in the proxy statement accompanying this Notice.

     Only stockholders of record at the close of business on April 13, 2004 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if he or she previously has returned a proxy.

Sincerely,
/s/Wayne A. Pratt
Tempe, Arizona	Wayne A. Pratt
April 14, 2004	Secretary

1600 North Desert Drive
Tempe, Arizona 85281

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

     The enclosed proxy is solicited on behalf of Brillian Corporation, a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held on Thursday, May 13, 2004 at 9:00 a.m., or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying meeting notice. The meeting will be held at our corporate headquarters, 1600 North Desert Drive, Tempe, Arizona.

     These proxy solicitation materials were first mailed on or about April 16, 2004 to all stockholders entitled to vote at the meeting.

     This is our first annual meeting of stockholders as an independent public company. Until September 2003, we operated as a division of Three-Five Systems, Inc., or TFS. In anticipation of our spin-off to the stockholders of TFS, TFS organized us as a wholly owned subsidiary. In connection with the spin-off, TFS transferred to us its entire LCoS microdisplay business, including all related manufacturing and business assets, personnel, and intellectual property. TFS also provided initial cash funding to us in the amount of $20.9 million. The spin-off was completed on September 15, 2003 as a special dividend to the stockholders of TFS.

Voting Securities and Voting Rights

     Stockholders of record at the close of business on April 13, 2004, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 5,393,118 shares of our common stock, $0.001 par value per share.

     The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding constitutes a quorum for the transaction of business at the meeting. Each stockholder voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting. Assuming that a quorum is present, the five persons receiving the largest number of “for” votes of common stock of our company present in person or represented by proxy at the meeting and entitled to vote (a plurality) will be elected directors. Assuming that a quorum is present, the affirmative vote of a majority of the shares of common stock of our company present in person or represented by proxy at the meeting and entitled to vote is required for the ratification of the appointment of Deloitte & Touche LLP as the independent auditor of our company for the year ending December 31, 2004.

     Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of the nominees set forth in this proxy statement, and (2) “for” the ratification of the appointment of Deloitte & Touche LLP as the independent auditor of our company for the year ending December 31, 2004.

Revocability of Proxies

     Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Solicitation

     We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or telegram, without additional compensation.

Annual Report and Other Matters

     Our 2003 Annual Report on Form 10-K, which we are using as our Annual Report to Stockholders and which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission, or the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

     We will provide, without charge, additional copies of our Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our company’s secretary at our executive offices set forth in this proxy statement.

ELECTION OF DIRECTORS

Nominees

     Our certificate of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. All directors are elected at each annual meeting of our stockholders for a term of one year and hold office until their successors are elected and qualified.

     A board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our company. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

     The Board of Directors recommends a vote “for” the nominees listed below.

     The following table sets forth certain information regarding the nominees for directors of our company:

Name	Age	Position
Jack L. Saltich	60	Chairman of the Board
Vincent F. Sollitto, Jr	56	President, Chief Executive Officer, and Director
David P. Chavoustie	60	Director
David N.K. Wang	56	Director
John S. Hodgson	52	Director

     Jack L. Saltich has been our Chairman of the Board since our formation. Mr. Saltich has served since July 1999 as a director and the President and Chief Executive Officer of Three-Five Systems, Inc., or TFS, an electronic manufacturing services company that spun off all our common stock to its stockholders in September 2003. Mr. Saltich served as Vice President of Advanced Micro Devices from May 1993 until July 1999; as Executive Vice President of Applied Micro Circuits Corp. from January 1991 until March 1993; and as Vice President of VLSI from July 1988 until January 1991. Mr. Saltich held a variety of executive positions with Motorola from July 1971 until June 1988. These positions included serving as an Engineering Manager from May 1974 until January 1980, an Operations Manager from January 1980 until May 1982, a Vice President and Director of the Bipolar Technology Center from May 1982 until June 1986, and a Vice President and Director of the Advanced Product Research and Development Laboratory from June 1986 until June 1988. Mr. Saltich also serves as a member of the board of directors of Immersion Corporation, a public company that develops, licenses, and markets haptic technology and products; and a member of the board of directors of Vitex Systems, Inc., a private company that commercializes transparent ultra-barrier films for use in flat panel displays.

     Vincent F. Sollitto, Jr. has been our President and Chief Executive Officer and a director of our company since June 2003. Mr. Sollitto served as President and Chief Executive Officer of Photon Dynamics, Inc., a provider of yield management solutions for flat panel displays, from June 1996 until January 2003. From August 1993 to June 1996, Mr. Sollitto served as the General Manager of Business Unit Operations for Fujitsu Microelectronics Inc., a semiconductor and electronics company. From April 1991 to August 1993, Mr. Sollitto served as the Executive Vice President of Technical Operations at Supercomputer Systems, Incorporated. Prior to joining Supercomputer Systems, Incorporated, Mr. Sollitto spent 21 years in various management positions at International Business Machines Corporation, including Director of Technology and Process. Mr. Sollitto serves as a director of Applied Films Corporation, a thin film deposition equipment company, and Ultratech Stepper, Inc., a photolithography equipment company, each of which is a public company.

     David P. Chavoustie has been a director of our company since September 2003. Mr. Chavoustie has served since April 1998 as Executive Vice President of Sales and Marketing of ASML, a manufacturer of lithography equipment used to manufacture semiconductors. From April 1992 until March 1998, Mr. Chavoustie held several positions with Advanced Micro Devices, Inc., a semiconductor company, including Vice President/General Manager Customer Specific Products Division, Vice President/General Manager Embedded Processor Division, and Vice President Worldwide Sales/Marketing — Vantis (a wholly owned subsidiary of AMD). From 1985 to 1992, Mr. Chavoustie held various positions with VLSI Technology, Inc., an ASIC semiconductor company, including Sales Director, Vice President Sales and Corporate Marketing, and Senior Vice President/General Manager ASIC Products. From 1974 to 1984, Mr. Chavoustie held various sales positions with Advanced Micro Devices, including area sales — Southeast United States, regional sales manager, and district sales manager — Upstate New York. Mr. Chavoustie has served as a director of TFS since January 2000.

     David N.K. Wang has been a director of our company since September 2003. Dr. Wang has served as Executive Vice President of Applied Materials, Inc., a manufacturer of semiconductor wafer fabrication equipment, since December 2000 and to the Global Executive Committee, which took the place of the Office of the President in October 2002. Dr. Wang served in the Office of the President from January 1998 to October 2002, as Senior Vice President from 1993 to 2000, and Group Vice President from 1990 to 1993. Prior to that, Dr. Wang had been a divisional Vice President. Dr. Wang joined Applied Materials in 1980 as Manager, Process Engineering and Applications.

     John S. Hodgson has been a director of our company since September 2003. Mr. Hodgson has served as Chief Financial Officer of FlipChip International, LLC, an advanced semiconductor bumping services company, since February 2004. Mr. Hodgson was engaged as a consultant in several arrangements from October 2003 until February 2004. Mr. Hodgson served as Chief Financial Officer for the High Tech Institute, a private company that provides post-secondary education in the technology and allied health care fields, from December 2002 until October 2003. Mr. Hodgson served as Chief Financial Officer for Simula, Inc., a public company that provides crash restraint and energy absorption technologies, from February 2002 until January 2003. Mr. Hodgson served as Chief Financial Officer for FEI Company, a public company engaged in semiconductor equipment production, from May 2000 until February 2002. Mr. Hodgson served as Chief Financial Officer for Motion Systems, Inc., a private company, from June 1999 until May 2000. Mr. Hodgson served as Vice President and Chief Financial Officer for Integrated Process Equipment Corp., a public company engaged in semiconductor equipment production, from 1994 until June 1999.

     Directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Officers serve at the pleasure of our Board of Directors.

Information Relating to Corporate Governance and the Board of Directors

     Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Chavoustie, Wang, and Hodgson are independent directors, as “independence” is defined by Nasdaq, because they have no relationship with us that would interfere with their exercise of independent judgment. Mr. Saltich is a non-employee director, and Mr. Sollitto is an employee director.

     Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee, and a Nominations and Corporate Governance Committee.

     The members of our Audit Committee and Nominations and Corporate Governance Committees consist entirely of independent directors. Our Compensation Committee consists of Mr. Saltich and two independent directors. Mr. Saltich is considered a non-employee director rather than an independent director because of his position as President and Chief Executive Officer of TFS while we were a division of TFS. We also have certain business relationships with TFS. See “Certain Relationships and Related Transactions.” TFS, however, no longer owns any of our common stock, and Mr. Saltich is not an officer or employee or a family member of an officer or employee of our company. Neither Mr. Saltich nor Mr. Chavoustie, who serves as an independent director of both TFS and our company, participate in any discussions or vote on any matters relating to TFS. The Board of Directors believes that Mr. Saltich has unique historical knowledge and experience regarding our company’s business, affairs, and personnel. As a result and as permitted by the Nasdaq corporate governance rules, the Board of Directors of our company, under these exceptional and limited circumstances, has determined that service by Mr. Saltich on the Compensation Committee is in the best interest of our company and its stockholders.

     Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations and Corporate Governance Committees describing the authority and responsibilities delegated to each committee by the board. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.brilliancorp.com, the charters of our Audit, Compensation, and Nominations and Corporate Governance Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or Nasdaq National Market regulations. In addition, the charter of the Audit Committee is attached as Appendix A to this proxy statement. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

     We regularly schedule executive sessions at which independent directors meet without the presence or participation of management. The presiding director of such executive session rotates among the Chairs of the Audit Committee, Compensation Committee, and the Nominations and Corporate Governance Committee.

     Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including the members of our various board committees, by submitting a letter addressed to the Board of Directors of Brillian Corporation c/o any specified individual director or directors at the address listed herein. Any such letters are sent to the indicated directors.

     The Audit Committee

     The purpose of the Audit Committee is to oversee the financial and reporting processes of our company and the audits of the financial statements of our company and to provide assistance to our Board of Directors with respect to the oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

     The Audit Committee currently consists of Messrs. Hodgson, Chavoustie, and Wang, each of whom is an independent director of our company under the Nasdaq rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that Mr. Hodgson (whose background is detailed above) qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Hodgson serves as the Chairman of the Audit Committee.

     The Compensation Committee

     The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee currently consists of Messrs. Chavoustie, Wang, and Saltich, with Mr. Chavoustie serving as Chairman.

     The Nominations and Corporate Governance Committee

     The purposes of the Nominations and Corporate Governance Committee include the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of the Board of Directors, the oversight of the evaluations of the Board of Directors and management, and the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our company. The Nominations and Corporate Governance Committee currently consists of Messrs. Wang, Hodgson, and Chavoustie, with Mr. Wang serving as Chairman.

     The Nominations and Corporate Governance Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s secretary at the address listed herein. The Nominations and Corporate Governance Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. As discussed above, the members of the Nominations and Corporate Governance Committee are independent, as that term is defined by Nasdaq.

Board and Committee Meetings

     Our Board of Directors held one meeting during the fiscal year ended December 31, 2003. Each director attended that meeting of the Board of Directors, and each director attended the meetings held by all committees of the Board of Directors on which such director was a member. We encourage our directors to attend each annual meeting of stockholders and, to the extent reasonably practical, we regularly schedule a meeting of the Board of Directors on the same day as our annual meeting of stockholders.

Director Compensation and Other Information

     We pay each non-employee director an annual retainer fee of $10,000, plus $1,000 for each regular board meeting attended, $500 for each special board meeting attended, and $500 for each committee meeting attended on a day other than the same day as a board meeting. Each non-employee director receives 50% of his annual retainer fee in shares of our common stock. See “Executive Compensation — 2003 Incentive Compensation Plan.” The non-executive Chairman of the Board receives an extra $10,000 per year over the standard non-employee director compensation, with 50% of such fee paid in cash and 50% paid in shares of our common stock. The non-executive Chairman of the Audit Committee receives an extra $10,000 per year over the standard non-employee director compensation, with such fee paid in cash. We also reimburse each non-employee director for travel and related expenses incurred in connection with attendance at board and committee meetings. Employees who also serve as directors receive no additional compensation for their services as a director.

     Each non-employee director receives an automatic grant of options to acquire 15,000 shares of our common stock on the date of his or her first appointment or election to our Board of Directors. Non-employee directors also receive an automatic grant of options to purchase 10,000 shares of our common stock at the time of the meeting of our Board of Directors held immediately following each annual meeting of stockholders.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

     The following table sets forth, for the periods indicated, the total compensation for services in all capacities to us and to TFS received by our Chief Executive Officer and our most highly compensated executive officers whose aggregate compensation exceeded $100,000 for the fiscal year ended December 31, 2003.

SUMMARY COMPENSATION TABLE

				Long-Term Compensation
				Awards
Name and	Annual Compensation(1)			Restricted Stock	Securities Underlying	All Other Compensation
Principal Position	Year	Salary($)(2)	Bonus($)	Award(s)($)(3)	Options (#)(4)	($)(5)
Vincent F. Sollitto, Jr. President, Chief Executive Officer, and Director	2003	$149,552	—	$27,501	250,000	—
Robert L. Melcher Chief Technology Officer	2003	$200,551	—	$20,000	21,000 (6)	$16,181
Wayne A. Pratt Vice President, Chief Financial Officer, Secretary, and Treasurer	2003	$92,545	—	$14,001	50,000	$70

(1)	Certain executive officers also received certain perquisites, the value of which did not exceed 10% of the annual salary and bonus, including a car allowance paid by TFS and us on behalf of Dr. Melcher.

(2)	Amounts for 2003 include compensation of $68,744, $142,308, and $51,154 paid by TFS to Mr. Sollitto, Dr. Melcher, and Mr. Pratt, respectively.

(3)	Fair market value as of September 4, 2003 as determined by our Board of Directors. At December 31, 2003, Mr. Sollitto held 4,231 shares, Dr. Melcher held 3,077 shares, and Mr. Pratt held 2,154 shares, all of which are subject to certain transfer and forfeiture restrictions. The foregoing restricted shares equal the total number of shares awarded to those individuals during 2003. Twenty-five percent of such shares vest on each of December 15, 2003, March 15, 2004, June 15, 2004, and September 15, 2004. The fair market value of such shares as of December 31, 2003 was $35,540 for Mr. Sollitto, $25,847 for Dr. Melcher, and $18,094 for Mr. Pratt.

(4)	The exercise prices of all stock options granted were at prices believed by our Board of Directors to be equal to the fair market value of our common stock on the date of grant.

(5)	Amounts shown for fiscal 2003 represent (a) term life insurance premiums of $695 and $292 paid by TFS and us, respectively, on behalf of Dr. Melcher; (b) term life insurance premiums of $41 and $29 paid by TFS and us, respectively, on behalf of Mr. Pratt; and (c) an executive benefits package of $5,520 and $1,061 paid by TFS and us, respectively, on behalf of Dr. Melcher.

(6)	Does not include 37,532 options to acquire our common stock that were granted during 2003 in order to reflect the division of the pre-spin-off TFS options into amended TFS options and new options to acquire our common stock, as none of Dr. Melcher’s options to acquire TFS common stock were granted during 2003.

Option Grants

     The following table sets forth certain information with respect to stock options granted during the fiscal year ended December 31, 2003.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options	Exercise		Appreciation
	Underlying	Granted to	Price		Price for Option Term(4)
	Options	Employees in	Per	Expiration
Name	Granted	Fiscal Year(1)	Share(2)	Date(3)	5%	10%
Vincent F. Sollitto, Jr.	250,000	40.2%	$6.50	9/4/2013	$1,021,954	$2,589,831
Robert L. Melcher	21,000 (5)	3.4%	6.50	9/4/2013	$85,844	$217,546
Wayne A. Pratt	50,000	8.0%	6.50	9/4/2013	$204,391	$517,966

(1)	Percentage calculation includes options granted during 2003 to our employees who were employed by TFS prior to the spin-off, which options were converted into options to acquire our common stock in order to reflect the division of the pre-spin-off TFS options into amended TFS options and new options to acquire our common stock.

(2)	The exercise prices of all stock options granted were at prices believed by our Board of Directors to be equal to the fair market value of our common stock on the date of grant.

(3)	Mr. Sollitto’s options vest 1/24th per month beginning June 1, 2004. Of Dr. Melcher’s options, 12% vested March 4, 2004, and 2% of such options vest each month thereafter. Mr. Pratt’s options vest 1/24th per month beginning May 1, 2004.

(4)	Potential gains are net of the exercise price, but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the rules of the SEC and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.

(5)	Does not include 37,532 options to acquire our common stock that were granted during 2003 in order to reflect the division of the pre-spin-off TFS options into amended TFS options and new options to acquire our common stock, as none of Dr. Melcher’s options to acquire TFS common stock were granted during 2003.

Option Exercises and Option Holdings

     The following table contains certain information with respect to options exercised during fiscal 2003 and options held as of December 31, 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

					Value of Unexercised
			Number of Unexercised		In-the Money Options
	Shares		Options at Fiscal Year-End		At Fiscal Year-End(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Vincent F. Sollitto, Jr.	—	—	—	250,000	—	$475,000
Robert L. Melcher	—	—	30,864	27,668	$3,319	$46,541
Wayne A. Pratt	—	—	—	50,000	—	$95,000

(1)	Calculated based upon the December 31, 2003, Nasdaq National Market last reported sale price of $8.40 per share, multiplied by the number of shares held, less the aggregate exercise price for such shares.

Employment and Other Agreements

     We have no written employment contracts with any of our executive officers. We do have, however, employment letters and signed terms-and-conditions agreements with certain employees. We offer our employees medical, dental, life, and disability insurance benefits. Our executive officers and other key personnel are eligible to receive incentive bonuses and are eligible to receive stock options under our incentive compensation plan.

401(k) Profit Sharing Plan

     On August 26, 2003, we adopted a 401(k) profit sharing plan for which our employees generally are eligible. The plan is intended to qualify under Section 401(k) of the Internal Revenue Code, so that contributions to the plan by employees or by us and the investment earnings on the contributions are not taxable to the employees until withdrawn. Our contributions are deductible by us when made. Our employees may elect to reduce their current compensation by an amount equal to the maximum of 25% of total annual compensation or the annual limit permitted by law ($13,000 in 2004 for people under the age of 50) and to have those funds contributed to the plan. Although we may make matching contributions to the plan on behalf of all participants, we have not made any contributions since the plan’s adoption.

2003 Incentive Compensation Plan

     Our 2003 incentive compensation plan is designed to attract, motivate, retain, and reward our executives, employees, officers, directors, and independent contractors, by providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value. The 2003 incentive compensation plan was adopted by our Board of Directors on August 26, 2003, when we were a wholly owned subsidiary of TFS, and approved by our stockholder, TFS, on August 26, 2003. Under the 2003 incentive compensation plan, an aggregate of 1,650,000 shares of common stock was originally available for issuance pursuant to options granted to acquire common stock, the direct granting of restricted common stock and deferred stock, the granting of stock appreciation rights, and the granting of dividend equivalents. On the first day of each fiscal year, an additional number of shares equal to 4% of the total number of shares then outstanding is added to the number of shares that may be subject to the granting of awards. As of March 31, 2004, there were outstanding options to acquire 1,386,273 shares of our common stock under the 2003 incentive compensation plan. In addition, an aggregate of 59,907 shares of restricted common stock had been granted under the 2003 incentive compensation plan as of March 31, 2004.

     The 2003 incentive compensation plan may be administered by the Board of Directors or a committee of the board. The committee or the Board of Directors determines the persons to receive awards, the type and number of awards to be granted, the vesting and exercisability of the award, and any other conditions to which the award is subject. Awards may be settled in the form of cash, shares of common stock, other awards, or other property in the discretion of the committee or the Board of Directors.

     The committee or the Board of Directors, in its discretion, may accelerate the exercisability, the lapsing of restrictions, or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration, and, if so provided in the award agreement, vesting will occur automatically in the case of a “change in control” of our company. Upon the occurrence of a change in control, if so provided in the award agreement, stock options and certain stock appreciation rights may be cashed out based on a “change in control price,” which will be the higher of (1) the cash and fair market value of property that is the highest price per share paid in any reorganization, merger, consolidation, liquidation, dissolution, or sale of substantially all of the assets of our company, or (2) the highest fair market value per share at any time during the 60 days before and 60 days after a change in control.

     The Board of Directors may amend, alter, suspend, discontinue, or terminate the 2003 incentive compensation plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our common stock are then listed or quoted. Unless terminated earlier by the Board of Directors, the 2003 incentive compensation plan will terminate at such time as no shares of common stock remain available for issuance under the plan and the company has no further rights or obligations with respect to outstanding awards under the plan.

     Each of our non-employee directors is required to receive 50% of his or her annual retainer fee in shares of our common stock. The non-executive Chairman of the Board also receives 50% of his fee in shares of our common stock. Each of our non-employee directors receives an automatic grant of options to acquire 15,000 shares of our common stock on the date of his or her first appointment or election to our Board of Directors. Our non-employee directors also receive an automatic grant of options to purchase 10,000 shares of our common stock at the time of the meeting of our Board of Directors held immediately following each annual meeting of stockholders. All of the stock paid as fees to our directors, and each of the options granted to our directors, is granted under our 2003 incentive compensation plan.

2003 Employee Stock Purchase Plan

     Our 2003 employee stock purchase plan is designed to encourage stock ownership in our company by our employees, thereby enhancing employee interest in our continued success. The plan was adopted by our Board of Directors on August 26, 2003, and approved by our stockholder, TFS, on August 26, 2003. The plan became effective upon our spin-off from TFS. A total of 200,000 shares of our common stock was initially reserved for issuance under the plan. Under the plan’s terms, the Board of Directors has appointed the Compensation Committee to administer the plan. The plan gives broad powers to the committee to administer and interpret the plan.

     The plan permits employees to purchase our common stock at a favorable price and possibly with favorable tax consequences to the participants. All employees of our company and of those subsidiaries designated by the board are eligible to participate in any of the purchase periods of the plan after completing six months of continuous employment. However, any participant who would own (as determined under the Internal Revenue Code), immediately after the grant of an option, stock possessing 5% or more of the total combined voting power or value of all classes of the stock of our company will not be granted an option under the plan.

     The plan is implemented in a series of successive offering periods, each with a maximum duration of 24 months. The initial offering period, however, began September 16, 2003 and ended on December 31, 2003. If the fair market value per share of our common stock on any purchase date is less than the fair market value per share on the start date of a 24-month offering period, then that offering period will automatically terminate, and a new 24-month offering period will begin on the next business day. All participants in the terminated offering will be transferred to the new offering period.

     Eligible employees may elect to participate in the plan on January 1 or July 1 of each year. Subject to certain limitations determined in accordance with calculations set forth in the plan, a participating employee is granted the right to purchase shares of common stock on the last business day on or before each January 1 and July 1 during which the employee is a participant in the plan. Upon enrollment in the plan, the participant authorizes a payroll deduction, on an after-tax basis, in an amount of not less than 1% and not more than 10% of the participant’s compensation on each payroll date. Unless the participant withdraws from the plan, the participant’s option for the purchase of shares will be exercised automatically on each exercise date, and the maximum number of full shares subject to the option will be purchased for the participant at the applicable exercise price with the accumulated plan contributions then credited to the participant’s account under the plan. The option exercise price per share may not be less than 85% of the lower of the market price on the first day of the offering period or the market price on the exercise date, unless the participant’s entry date is not the first day of the offering period, in which case the exercise price may not be lower than 85% of the greater of the market price on the first day of the offering period or the market price of the common stock on the entry date.

     As required by tax law, no participant may receive an option under the plan for shares that have a fair market value in excess of $25,000 for any calendar year, determined at the time the option is granted. Any funds not used to purchase shares will remain credited to the participant’s bookkeeping account and applied to the purchase of shares of common stock in the next succeeding purchase period. No interest is paid on funds withheld, and those funds are used by our company for general operating purposes.

     No plan contributions or options granted under the plan are assignable or transferable, other than by will or by the laws of descent and distribution or as provided under the plan. During the lifetime of a participant, an option is exercisable only by that participant. The expiration date of the plan will be determined by the board and may be made any time following the close of any six-month exercise period, but may not be longer than 10 years from the date of the grant. If our company dissolves or liquidates, the offering period will terminate immediately prior to the consummation of that action, unless otherwise provided by the board. In the event of a merger or a sale of all or substantially all of our company’s assets, each option under the plan will be assumed or an equivalent option substituted by the successor corporation, unless the board, in its sole discretion, accelerates the date on which the options may be exercised. The unexercised portion of any option granted to an employee under the plan will be automatically terminated immediately upon the termination for any reason, including retirement or death, of the employee’s employment.

     The plan provides for adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options, and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares as a result of one or more reorganizations, restructurings, recapitalizations, reclassifications, stock splits, reverse stock splits, or stock dividends.

     The board or the committee may amend, suspend, or terminate the plan at any time, provided that such amendment may not adversely affect the rights of the holder of an option and the plan may not be amended if such amendment would in any way cause rights issued under the plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Internal Revenue Code, or would cause the plan to fail to comply with Rule 16b-3 under the Exchange Act.

     Our company’s stockholders will not have any preemptive rights to purchase or subscribe for the shares reserved for issuance under the plan. If any option granted under the plan expires or terminates for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for purposes of the plan.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our 2003 incentive compensation plan and under our 2003 employee stock purchase plan as of December 31, 2003.

	(a) Number of		(c) Number of Securities
	Securities to be		Remaining Available for
	Issued Upon	(b) Weighted	Future Issuance Under
	Exercise of	Average Exercise	Equity Compensation
	Outstanding	Price of Outstanding	Plans (Excluding
	Options, Warrants,	Options, Warrants,	Securities Reflected in
Plan Category	and Rights	and Rights	Column (a)) (1)
Equity Compensation Plans Approved by Stockholders	1,363,583	$8.91	617,348
Equity Compensation Plans Not Approved by Stockholders	0	$0	0

Total	1,363,583	$8.91	617,348

(1)	Includes 200,000 shares of common stock reserved for issuance under our 2003 employee stock purchase plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

     The responsibilities of the Compensation Committee include determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee did not meet during fiscal 2003 since compensation decisions for fiscal 2003 were made by TFS when we were a division of TFS. In the future, the committee generally will review base salary levels for executive officers of our company at the beginning of each fiscal year and recommend actual bonuses at the end of each fiscal year based upon our company’s and individual performance.

     Mr. Chavoustie is the Chairman of the committee, and Messrs. Wang and Saltich are committee members.

Philosophy

     The executive compensation program of our company will seek to provide a level of compensation that is competitive with companies similar in both size and industry. The committee will obtain the comparative data used to assess competitiveness from a variety of resources. Actual total compensation levels may differ from competitive levels in surveyed companies as a result of annual and long-term performance of our company, as well as individual performance. The committee will use its discretion to determine or recommend executive compensation when, in its judgment, external, internal, or an individual’s circumstances warrant.

Compensation Program

     The primary components of the executive compensation program of our company on an ongoing basis will consist of base salary, annual incentive bonuses, stock option grants, and executive health benefit and perquisite programs.

     Base Salary

     The committee will review salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. In formulating these recommendations, the Chief Executive Officer will consider the overall performance of our company and conduct an informal evaluation of individual officer performance. The committee will make, or recommend that the Board of Directors make, final determinations on any adjustments to the base salary for executives other than the Chief Executive Officer. The committee’s evaluation of the recommendations by the Chief Executive Officer will consider the same factors outlined above and is subjective with no particular weight assigned to any one factor. Base salaries for the executive officers have not been raised for fiscal 2004.

     Annual Incentive Bonuses

     Annual bonuses are intended to provide incentive compensation to key officers and employees who contribute substantially to the success of our company. The granting of such awards will be based upon the achievement of our company’s performance objectives and predefined individual performance objectives. Individual performance objectives will be developed for senior level managers and key employees early in each fiscal year. Upon the close of each fiscal year, executive management and the committee will conduct an assessment of individual performance achieved versus individual performance objectives. This assessment may include individual responsibility, performance, and compensation level. Simultaneously, the board will conduct an assessment of our company’s overall performance, which may include the achievement of operating results and other performance criteria. The combination of these factors determines any incentive bonuses to be paid.

     Stock Option Grants

     We grant stock options periodically to our employees to provide additional incentive to work to maximize long-term total return to stockholders. Under our incentive compensation plan, the Board of Directors or a committee appointed by the board is specified to act as the plan administrator. The board has authorized the Compensation Committee to determine or make recommendations to the board regarding grants of options to senior officers of our company. In addition, with respect to grants of options to employees other than senior officers, the board may delegate its administrative authority under the incentive compensation plan to an employee committee, which receives recommendations from the hiring committee. In general, stock options are granted to employees at the onset of employment. If, in the opinion of the plan administrator, the outstanding service of an existing employee merits an increase in the number of options held. However, the plan administrator may elect to issue additional stock options to that employee. The vesting period of option grants is determined at the time of option grant.

     Benefits

     We provide various employee benefit programs to our executive officers, including medical, dental, life and long-term disability insurance benefits, and a 401(k)-retirement savings plan. These benefits are generally available to all employees of our company. Until January 1, 2004, we also maintained an executive benefit program for our executive officers, through which we paid a larger percentage of the costs than was paid on behalf of our other employees. The executive benefit program also provided executive officers with annual physical examinations, salary continuation for short-term disability, tax and estate planning, and auto allowances. The executive benefit program was discontinued as of January 1, 2004.

     Chief Executive Officer Compensation

     The committee will consider the same factors outlined above for other executive officers in evaluating the base salary and other compensation of Vincent F. Sollitto, Jr., our Chief Executive Officer. The committee’s evaluation of Mr. Sollitto’s base salary will be subjective, with no particular weight assigned to any one factor. Mr. Sollitto’s base salary has not changed since his employment by our company. All option grants to date to Mr. Sollitto have been made by TFS while we were a division of TFS.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. We currently intend to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m).

     This report has been furnished by the Compensation Committee of our Board of Directors.

David P. Chavoustie, Chairman
David N.K. Wang
Jack L. Saltich

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 2003, our Compensation Committee consisted of Messrs. Chavoustie, Wang, and Saltich. None of these individuals had any contractual or other relationships with us during the fiscal year except as directors, or as described herein.

REPORT OF THE AUDIT COMMITTEE

     The Board of Directors has appointed an Audit Committee, consisting of three directors. All of the members of the committee are “independent” of our company and management, as independence is defined in applicable rules of Nasdaq and the Securities and Exchange Commission.

     The purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of the Board of Directors.

     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

     In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements with management and the independent auditor. The committee discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, “Communication with Audit Committees,” as amended by SAS 89 and SAS 90, and Rule 2-07, “Communication with Audit Committees,” of Regulation S-X. This included a discussion of the auditor’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditor written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee also discussed with the independent auditor the auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor.

     The committee discussed with the independent auditor the overall scope and plans for its audit. The committee met with the independent auditor, with and without management present, to discuss the results of the examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The committee held one meeting during the fiscal year ended December 31, 2003.

     Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

     Our Board of Directors has amended and restated the charter of the Audit Committee to reflect, among other things, requirements of recently adopted federal legislation, including the Sarbanes-Oxley Act of 2002, new rules adopted by the SEC, and new rules of Nasdaq. A copy of the Audit Committee Charter is included as Appendix A to this proxy statement.

     The report has been furnished by the Audit Committee of our Board of Directors.

John S. Hodgson, Chairman
David P. Chavoustie
David N.K. Wang

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10 percent of a registered class of our company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.

     Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2003, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except for the following:

     Messrs. Chavoustie, Melcher, and Saltich each filed one late Form 4 relating to option grants; Messrs. Chavoustie, Hodgson, Saltich, and Wang each filed one late Form 4 relating to the grant of common stock; and Three-Five Systems, Inc. filed one late Form 3 and one late Form 4 relating to the distribution of shares in connection with the spin-off.

PERFORMANCE GRAPH

     The following line graph compares cumulative total stockholder returns for the period from September 16, 2003 through December 31, 2003 for (1) our common stock; (2) the Nasdaq Stock Market (U.S.) Index; and (3) the Nasdaq Electronic Components Index. The graph assumes an investment of $100 on September 16, 2003, which was the first day on which our stock was listed on the Nasdaq National Market. The calculations of cumulative stockholder return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Electronic Components Index include reinvestment of dividends, but the calculation of cumulative stockholder return on our common stock does not include reinvestment of dividends because we did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common stock on March 31, 2004, except as indicated, by (1) each director and each named executive officer of our company, (2) all directors and executive officers of our company as a group, and (3) each person known by us to own more than 5% of our common stock.

	Shares Beneficially Owned
Name of Beneficial Owner	Number(1)	Percent(2)
Directors and Named Executive Officers:
Jack L. Saltich(3)	140,126	2.53%
Vincent F. Sollitto, Jr.(4)	5,297	*
David P. Chavoustie(5)	13,569	*
David N.K. Wang(6)	10,380	*
John S. Hodgson(7)	10,380	*
Robert L. Melcher(8)	41,026	*
Wayne A. Pratt(9)	4,779	*
All directors and executive officers as a group (seven persons)	225,557	4.03%
5% Stockholders:
OppenheimerFunds, Inc.(10)	1,038,225	19.25%
Dimensional Fund Advisors Inc.(11)	335,522	6.22%
Federated Investors, Inc.(12)	787,900	14.61%

*	Less than 1% of the outstanding shares of common stock

(1)	Includes, when applicable, shares owned of record by such person’s minor children and spouse and by other related individuals and entities over whose shares of common stock such person has custody, voting control, or power of disposition. Also includes shares of common stock that the identified person had the right to acquire within 60 days of March 31, 2004 by the exercise of vested stock options.

(2)	The percentages shown include the shares of common stock that the person will have the right to acquire within 60 days of March 31, 2004. In calculating the percentage of ownership, all shares of common stock which the identified person will have the right to acquire within 60 days of March 31, 2004 upon the exercise of vested stock options are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other person.

(3)	Includes 136,251 shares of common stock issuable upon exercise of vested stock options, but does not include 52,503 shares issuable upon exercise of unvested stock options, and 3,875 shares of common stock held by Jack L. Saltich and Pamela C. Saltich, Trustee of Saltich Trust U/A dated 12/17/91.

(4)	Does not include 250,000 shares issuable upon exercise of unvested stock options.

(5)	Includes 12,313 shares issuable upon exercise of vested stock options, but does not include 5,000 shares issuable upon exercise of unvested stock options.

(6)	Includes 10,000 shares issuable upon exercise of vested stock options, but does not include 5,000 shares issuable upon exercise of unvested stock options.

(7)	Includes 10,000 shares issuable upon exercise of vested stock options, but does not include 5,000 shares issuable upon exercise of unvested stock options.

(8)	Includes 35,204 shares issuable upon exercise of vested stock options, but does not include 23,328 shares issuable upon exercise of unvested stock options.

(9)	Includes 2,083 shares issuable upon exercise of vested stock options, but does not include 47,917 shares issuable upon exercise of unvested stock options.

(10)	The information is as reported on Schedule 13G as filed February 13, 2004. The address of OppenheimerFunds, Inc. is Two World Financial Center, 225 Liberty Street, 11th Floor, New York, New York 10018. The address of Oppenheimer Global Opportunities Fund is 6803 S. Tucson Way, Centennial, Colorado

80112. OppenheimerFunds, Inc. has shared dispositive power with respect to all such shares and Oppenheimer Global Opportunities Fund has sole voting and shared dispositive power with respect to 1,034,875 of such shares.

(11)	The information is as reported on Schedule 13G as filed February 6, 2004. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. Dimensional Fund Advisors Inc. has sole voting and dispositive power with respect to all such shares.

(12)	The address of Federated Investors, Inc. is Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779. Federated Investors, Inc. has sole voting and dispositive power with respect to all such shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with TFS Relating to the Spin-Off

     Our spin-off from TFS, and the transactions undertaken in connection with the spin-off, were effected according to a Master Separation and Distribution Agreement between us and TFS. In addition, we entered into ancillary agreements contemplated by the Master Separation and Distribution Agreement and other agreements that govern various ongoing relationships between us and TFS. These agreements included certain transitional services, leases, intellectual property transfers, and tax sharing agreements. These agreements require us to pay a negotiated fee. For the period from September 15, 2003, the spin-off date, through December 31, 2003, we paid $312,000 for rent and $28,000 for engineering services to TFS under these agreements. During this period, we also paid TFS $160,000 for engineering and design services related to the development of printed circuit board assemblies for our high-definition televisions. We expect to make similar payments during the current fiscal year. Jack L. Saltich, the Chairman of our Board of Directors, is the President and CEO of TFS.

     There is set forth below a summary description of the Master Separation and Distribution Agreement and some of the ancillary agreements. This description, which summarizes the material terms of those agreements, does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements. Some of these agreements, including the Master Separation and Distribution Agreement, Transition Services Agreement, Tax Sharing Agreement, Intellectual Property Agreement, and Real Property Sublease Agreement, have been filed with the Securities and Exchange Commission as exhibits to our Form 10 registration statement and may be found on the Securities and Exchange Commission’s website located at www.sec.gov.

     Master Separation and Distribution Agreement

     The Master Separation and Distribution Agreement provided for, among other things, the principal corporate transactions required to effect the separation of our business from the remaining TFS businesses, the spin-off, and other agreements governing the relationship between us and TFS after the spin-off.

     Under the Master Separation and Distribution Agreement, TFS transferred to us substantially all of the assets, and we assumed substantially all of the corresponding liabilities, of TFS’ microdisplay business. Subject to certain exceptions, the Master Separation and Distribution Agreement provides for cross-indemnities principally designed to place financial responsibility for the liabilities of our business with us and financial responsibility for the obligations and liabilities of TFS’ retained businesses with TFS.

     The Master Separation and Distribution Agreement also provides that, for a period of five years after the spin-off, neither we nor TFS can engage in the business of the other. Further, the Master Separation and Distribution Agreement addresses the treatment of employee benefit matters and other compensation arrangements for our employees and their beneficiaries and dependents. The Master Separation and Distribution Agreement also provides that the account balances, including outstanding loans, of all our employees participating in TFS’ 401(k) plan be transferred to our new 401(k) plan and assets held in trust related to such account balances be transferred to new trusts established by us. The Master Separation and Distribution Agreement also generally provides that we assume all liabilities for benefits under any welfare plans related to our employees, other than specified claims incurred on or before the spin-off. Moreover, the Master Separation and Distribution Agreement provides that, effective as of the spin-off, we became responsible for all other liabilities to our employees. The Master Separation and Distribution Agreement also provided that we issue stock options in substitution of outstanding options to purchase TFS common stock.

     Tax Sharing Agreement

     Under the Tax Sharing Agreement, we have agreed to indemnify TFS against any taxes, other than Separation Taxes, that are attributable to us since our formation, even while we were a member of TFS’ federal consolidated tax group. TFS has agreed to indemnify us against any taxes, other than Separation Taxes, that are attributable to the businesses retained by TFS. The Tax Sharing Agreement sets forth rules for determining taxes attributable to us and taxes attributable to the businesses retained by TFS.

     The Tax Sharing Agreement sets forth the rights and obligations of TFS and our company with respect to taxes imposed on the respective businesses both before and after the spin-off and with respect to Separation Taxes. For purposes of the Tax Sharing Agreement, “Separation Taxes” include taxes and other liabilities imposed on TFS or Brillian as a result of a determination that (1) the contribution of the microdisplay business assets to us failed to qualify for tax-free treatment; (2) the spin-off failed to qualify as a tax-free spin-off under Section 355 of the Code; or (3) TFS, under special rules, was subject to tax as a result of the spin-off even though the spin-off generally qualified for tax-free treatment under Section 355 of the Code.

     We have agreed not to take any action that would cause the spin-off not to qualify under Section 355 of the Code. For example, we have agreed not to take certain actions for two years following the spin-off, unless we obtain an IRS ruling or an opinion of counsel to the effect that these actions will not affect the tax-free nature of the spin-off. These actions include certain issuances of our stock, a liquidation or merger of our company, and dispositions of assets outside the ordinary course of our business. If any of these transactions were to occur, the spin-off could be deemed to be a taxable distribution to TFS. This would subject TFS to a substantial tax liability. We have agreed to indemnify TFS and its affiliates to the extent that any action we take or fail to take gives rise to a tax incurred by TFS or any of its affiliates with respect to the spin-off. In addition, we have agreed to indemnify TFS for any tax resulting from an acquisition by one or more persons of a 50% or greater interest in our company.

     Transition Services Agreement

     We and TFS entered into a Transition Services Agreement under which TFS provides to us certain administrative services that may be necessary to our business. The most significant services that TFS provides to us relate to document control and legal matters administration. TFS charges us mutually agreed upon hourly rates for these services. This agreement expires on August 31, 2004 unless the parties mutually agree upon a renewal or unless earlier terminated by mutual consent of the parties.

     Intellectual Property Agreement

     We and TFS entered into an Intellectual Property Agreement under which we granted to TFS a nonexclusive, royalty-free, worldwide, perpetual, fully paid up license in and to all intellectual property that was assigned to us and that is used in all fields other than in the field of microdisplays. This intellectual property includes all patents, copyrights, trademarks, tradenames, trade dress, trade secrets, know how, and show how whether or not legal protection has been sought or obtained. In addition, the license granted to TFS is non-assignable and non-licensable to third parties except that TFS may sublicense its rights to the intellectual property to any party or entity in which TFS owns at least a 50% equity interest.

     Real Property Sublease Agreement

     We and TFS entered into a Real Property Sublease Agreement under which we lease office and manufacturing space in the TFS headquarters building. The initial term of the sublease expires August 31, 2005, with automatic one-year renewal terms thereafter unless either party elects to terminate the sublease upon notice delivered at least six months prior to the expiration of the then applicable sublease term. The agreement also sets forth certain circumstances under which all or a portion of the sublease may be terminated without penalty. We lease approximately 42,500 square feet of the building from TFS and share certain common areas in the building with TFS. Our fixed monthly rent payable to TFS is approximately $40,000. The sublease also requires that TFS provide us with facilities-related information technology management services, for which we pay a minimum monthly fee of approximately $38,000.

Other Services by TFS

     TFS provides printed circuit board assembly and test services for our high-definition televisions.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLP, independent public accountants, has audited the consolidated financial statements of our company for the fiscal year ended December 31, 2003. Our Audit Committee has appointed Deloitte & Touche LLP to audit the consolidated financial statements of our company for the fiscal year ending December 31, 2004 and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of Deloitte & Touche LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed to our company by Deloitte & Touche LLP, the member firms of Deloitte Touche Tomatsu, and their respective affiliates (collectively “Deloitte”) for the fiscal years ended December 31, 2002 and 2003 are as follows:

	2002	2003
Audit Fees	$—	$86,500
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

Fees related to our Form 10 registration statement and any other services provided prior to the spin-off date were paid by TFS and are not included in the amounts disclosed above.

Audit Committee Pre-Approval Policies

     The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

     To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the A udit Committee at its next scheduled meeting. The Audit Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.

     Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     In order to be included in the proxy statement and form of proxy relating to our annual meeting of stockholders to be held during calendar 2005, stockholder proposals that are intended to be presented by stockholders must be received at our principal executive offices (a) no later than December 15, 2004 if our 2005 annual meeting of stockholders is held on a day that is between April 13, 2005 and June 12, 2005; or (b) if the annual meeting is to be held on another date, no earlier than 120 days in advance of such annual meeting and no later than the close of business on the later of (i) 90 days in advance of such annual meeting, or (ii) the 10th day following the date on which public announcement of the date of such meeting is first made.

     Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek to have us include the proposed matter in the proxy statement for the annual meeting to be held during calendar 2005, except in circumstances where (1) we receive notice of the proposed matter no earlier than January 13, 2005 and no later than February 12, 2005, and (2) the proponent complies with the other requirements set forth in Rule 14a-4.

OTHER MATTERS

     We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: April 14, 2004

APPENDIX A

BRILLIAN CORPORATION (the “Company”)

AUDIT COMMITTEE CHARTER

Purpose

     The purpose of the Audit Committee (the “Committee”) shall be as follows:

1.	To oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

2.	To provide assistance to the Board of Directors with respect to its oversight of the following:

(a)	The integrity of the Company’s financial statements.

(b)	The Company’s compliance with legal and regulatory requirements.

(c)	The independent auditor’s qualifications and independence.

(d)	The performance of the Company’s internal audit function, if any, and independent auditor.

3.	To prepare the report that SEC rules require be included in the Company’s annual proxy statement.

Composition

     The Committee shall consist of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the NASDAQ Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 and each of whom must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company during the previous three-year period.

     Under exceptional and limited circumstances, however, one director who is not independent as defined in the rules and regulations of the NASDAQ Stock Market may serve as a member of the Committee, subject to the following:

•	the director, other than in his or her capacity as a member of the Committee, the Board of Directors, or any other Board committee, does not accept any consulting, advisory, or other compensatory fee from the Company and is not an affiliated person of the Company or any subsidiary of the Company;

•	the director is not a current officer or employee of the Company or a family member of such officer or employee;

•	the Board determines, under exceptional and limited circumstances, that membership by the individual on the Committee is required by the best interests of the Company and its shareholders;

•	the Company discloses in the next annual proxy statement subsequent to such determination (or the Form 10-K if an annual proxy statement is not filed), the nature of the relationship and the reasons for that determination;

•	no such person may serve as the Chairman of the Committee; and

•	no such person may serve on the Committee for more than two years.

     No member of the Committee shall receive directly or indirectly any consulting, advisory, or other compensatory fees from the Company other than (1) director’s fees for service as a director of the Company, including reasonable compensation for serving on Board committees and regular benefits that other directors receive; and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company. In addition, no member of the Committee may be an affiliate of the Company or any subsidiary of the Company whether by being an officer or owning more than 10 percent of the Company’s voting securities.

Qualifications

     All members of the Committee shall be able to read and understand fundamental financial statements (including a company’s balance sheet, income statement, and cash flow statement) and at least one member either must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the member’s financial sophistication (including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities) or be an “audit committee financial expert” under the requirements of the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside organization.

Appointment and Removal

     The members of the Committee shall be appointed by the Board of Directors. A member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

     Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

     In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

     The Committee shall meet as frequently as circumstances dictate. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

     All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

     As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the director of the internal auditing department, if any, and the independent auditor to discuss any matters that the Committee, the independent auditor, or the internal auditor, if any, believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditor and management periodically to review the Company’s financial statements in a manner consistent with that outlined in this Charter.

Duties and Responsibilities

     The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

     In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard and as it otherwise deems appropriate, the Committee shall have the authority, without seeking Board approval, to engage and obtain advice and assistance from outside legal and other advisors as it deems necessary to carry out its duties. The Committee also shall have the authority to receive appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, from the Company for the payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; to compensate any outside legal or other advisors engaged by the Committee; and to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

     The Committee shall be given full access to the Company’s internal auditor, if any, Board of Directors, corporate executives, and independent auditor as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

     Notwithstanding the foregoing, the Committee is not responsible for certifying the Company’s financial statements or guaranteeing the independent auditor’s report. The fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditor. It also is the job of the Chief Executive Officer and senior management, rather than that of the Committee, to assess and manage the Company’s exposure to risk.

Documents/Reports Review

1.	Discuss with management and the independent auditor, prior to public dissemination, the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

2.	Discuss with management and the independent auditor, prior to the Company’s filing of any quarterly or annual report, (a) whether any significant deficiencies in the design or operation of internal control over financial reporting exist that could adversely affect the Company’s ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company’s internal control over financial reporting; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

3.	Discuss with management and the independent auditor the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

4.	Discuss with management and the independent auditor the Company’s major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors

5.	Appoint, retain, compensate, evaluate, and terminate any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company and, in its sole authority, approve all audit engagement fees and terms as well as all non-audit engagements with the accounting firm.

6.	Oversee the work of any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, including resolving any disagreements between management and the independent auditor regarding financial reporting.

7.	Pre-approve, or adopt procedures to pre-approve, all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by the independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Committee. Unless otherwise specified by the Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

8.	To the extent it deems it appropriate, delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Committee provided that any member of the Committee who has exercised such delegation must report any such pre-approval decisions to the Committee at its next scheduled meeting. The Committee will not delegate the pre-approval of services to be performed by the independent auditor to management.

9.	Require that the independent auditor, in conjunction with the Chief Financial Officer, be responsible for seeking pre-approval for providing services to the Company and that any request for pre-approval must inform the Committee about each service to be provided and must provide detail as to the particular service to be provided.

10.	Inform each accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review, or attest services for the Company that such firm shall report directly to the Committee.

11.	Review, at least annually, the qualifications, performance, and independence of the independent auditor. In conducting its review and evaluation, the Committee should do the following:

(a)	At least annually, obtain and review a report by the Company’s independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company.

(b)	Ensure the rotation of the lead (or coordinating) audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself.

(c)	Confirm with the independent auditor that the lead (or coordinating) audit partner, the concurring (or reviewing) audit partner, and each other active audit engagement team partner satisfies the rotation requirements of Rule 2-01(c)(6) of Regulations S-X.

(d)	Take into account the opinions of management and the Company’s internal auditors (or other personnel responsible for the internal audit function).

Financial Reporting Process

12.	In consultation with the independent auditor, management, and the internal auditor, if any, review the integrity of the Company’s financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (c) all alternative treatments of financial statements within generally accepted accounting principals that have been discussed with the Company’s management, the ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditor; (d) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (e) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (f) issues with respect to the design and effectiveness of the Company’s disclosure controls and procedures, management’s evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (g) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company; (h) any significant matters arising from any audit, including audit problems and difficulties, whether raised by management, the internal auditor, if any, and the independent auditor, relating to the Company’s financial statements; and (i) any other material written communications between the independent auditor and the Company’s management, including any “management” letter or schedule of unadjusted differences.

13.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

14.	Review with the independent auditor any audit problems or difficulties encountered and management’s response thereto. In this regard, the Committee will regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

15.	Obtain from the independent auditor assurance that the audit of the Company’s financial statements was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, which sets forth procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

16.	Discuss the scope of the annual audit and review the form of the opinion the independent auditor proposes to issue.

17.	Review and discuss with management and the independent auditor the responsibilities, budget, and staffing of the Company’s internal audit function, if any.

Legal Compliance/General

18.	Review periodically, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

19.	Discuss with management and the independent auditor the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee will discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

20.	Set clear hiring policies for employees or former employees of the independent auditor. At a minimum, these policies will provide that any public accounting firm may not provide audit services to the Company if the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, or any person serving in an equivalent position for the Company was employed by the audit firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

21.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

22.	Unless specifically delegated by the Board of Directors to the Compensation Committee of the Board of Directors, review and approve all related party transactions (as specified in Item 404 of Regulation S-K) and review and make recommendations to the full Board of Directors, or approve, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment agreements, change-in-control agreements, termination arrangements, and loans to employees made or guaranteed by the Company.

23.	Review and reassess the adequacy of this Charter on an annual basis and recommend any changes to the Board of Directors.

Reports

24.	Prepare all reports required to be included in the Company’s proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

25.	Report regularly to the full Board of Directors. In this regard, the Committee will review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, and the performance of the internal audit function, if any.

26.	The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

27.	Maintain minutes or other records of meetings and activities of the Committee.

Limitation of Audit Committee’s Role

     With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company’s financial management, including the internal audit staff, if any, as well as the independent auditor have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s internal policies and procedures.

BRILLIAN CORPORATION
2004 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of BRILLIAN CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated April 14, 2004, and hereby appoints Vincent F. Sollitto, Jr., and Wayne A. Pratt, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of the Company, to be held on Thursday, May 13, 2004, at 9:00 a.m., local time, at the Company’s corporate headquarters at 1600 North Desert Drive, Tempe, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the Company; and as said proxies deem advisable on such other matters as may come before the meeting.

     A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

(Continued and to be signed and dated on the other side.)

BRILLIAN CORPORATION
P.O. BOX 11125
NEW YORK, N.Y. 10203-0125

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.

☐     Votes must be indicated (x) in Black or Blue ink.

1.     ELECTION OF DIRECTORS:     FOR all nominees     ☐     WITHHOLD AUTHORITY to vote ☐ *EXCEPTIONS ☐

listed below.	for all nominees listed below.

Nominees:     Jack L. Saltich, David P. Chavoustie, Vincent F. Sollitto, Jr., David N.K. Wang, and John S. Hodgson

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 2004.

FOR ☐ AGAINST ☐ ABSTAIN ☐

and upon such matters which may properly come before the meeting or any adjournment thereof.

To make comments, mark here. ☐

To change your address, please mark this box. ☐

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)

Date

Share Owner sign here

Co-Owner sign here